SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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SRA INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SRA INTERNATIONAL, INC.

4350 FAIR LAKES COURT

FAIRFAX, VA 22033

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 12, 2003

The Annual Meeting of Stockholders of SRA International, Inc. (the “Company”) will be held at the Hilton McLean Tysons Corner, 7920 Jones Branch Drive, McLean, Virginia 22102 on Wednesday, November 12, 2003 at 9:30 a.m., local time, to consider and act upon the following matters:

1.	To elect three Class II directors to serve until the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	To ratify the selection by the Board of Directors of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on September 24, 2003 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open following the record date.

By Order of the Board of Directors,

Stephen C. Hughes, Secretary

Fairfax, Virginia

October 10, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

SRA INTERNATIONAL, INC.

4350 FAIR LAKES COURT

FAIRFAX, VA 22033

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, NOVEMBER 12, 2003

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SRA International, Inc. (the “Company”) for use at the Company’s Annual Meeting of Stockholders to be held on Wednesday, November 12, 2003 (the “Annual Meeting”) and at any adjournment of that meeting. All executed proxies will be voted in accordance with the stockholder’s instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

On September 24, 2003, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the “Record Date”), there were outstanding and entitled to vote an aggregate of 17,000,558 shares of class A common stock, $0.004 par value per share (“Class A Common Stock”), of the Company and 8,346,029 shares of class B common stock, $0.004 par value per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), of the Company (constituting all of the voting stock of the Company). Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share. Holders of Class A Common Stock and holders of Class B Common Stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law.

The Company’s Annual Report, including the Company’s Annual Report on Form 10-K, for the year ended June 30, 2003 is being mailed to stockholders, together with these proxy materials, on or about October 10, 2003.

VOTES REQUIRED

The holders of shares of Common Stock representing a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the matter is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock voting on the matter is required to ratify the selection by the Board of Directors of Deloitte & Touche LLP as the Company’s independent auditors for the current year.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters (such as the election of directors and the ratification of the selection of the auditors) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

STOCKHOLDERS AGREEMENT

In April 2002, the Company entered into a stockholders agreement with some of its stockholders, including the Company’s executive officers and the entities affiliated with General Atlantic Partners, LLC (the “GAP Entities”). The stockholders agreement provides the GAP Entities the right to designate one member of the

Company’s Board of Directors and obligates the Company to use its best efforts to cause that designee to be nominated and elected to the Board of Directors and its committees. Pursuant to the stockholders agreement, stockholders, including the Company’s executive officers, who together beneficially own approximately 84% of the combined voting power of the Company’s outstanding Common Stock as of September 24, 2003, have agreed to vote their shares in favor of the designee of the GAP Entities. Steven A. Denning is currently the designee of the GAP Entities. Mr. Denning is currently a Class I director who was elected at the 2002 Annual Meeting and whose current term expires at the 2005 Annual Meeting. Accordingly, no designee of the GAP Entities has been nominated for election at the 2003 Annual Meeting and thus the stockholders agreement will have no impact on the voting for the election of directors. The stockholders agreement also provides the GAP Entities with specified preemptive rights with respect to specified future private placements of the capital stock, or securities convertible into the Company’s capital stock, enabling the GAP Entities to maintain their proportionate percentage ownership of the capital stock. All the rights and obligations under the stockholders agreement terminate once the GAP Entities cease to own at least 423,529 shares of Class A Common Stock.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or the Company’s annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at the following address or phone number: SRA International, Inc., 4350 Fair Lakes Court, Fairfax, Virginia 22033, phone: (703) 803-1500, Attention: Mr. Stuart Davis, Director, Investor Relations. If you want to receive separate copies of the Company’s annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of September 24, 2003 by (i) each person or entity who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (ii) by each director or nominee for director, (iii) by each of the executive officers named in the Summary Compensation Table set forth under the caption “Executive Compensation” below and (iv) by all directors and executive officers as a group. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

Unless otherwise indicated, the address of each person is c/o SRA International, Inc., 4350 Fair Lakes Court, Fairfax, VA 22033.

	Number of Shares Beneficially Owned (1)		Percentage Owned (%)		Percentage of Total Voting Power
Name of Beneficial Owner	Class A Common Stock	Class B Common Stock	Class A Common Stock	Class B Common Stock
Ernst Volgenau (2)	387,548	6,708,270	2.3%	80.4%	67.1%
Renato A. DiPentima (3)	128,980	—	*	—	*
Stephen C. Hughes (4)	127,338	—	*	—	*
Barry S. Landew (5)	385,260	—	2.2	—	*
Edward E. Legasey (6)	588,370	—	3.4	—	*
William K. Brehm (7)	428,238	1,637,759	2.5	19.6	16.7
John W. Barter	—	—	—	—	—
Steven A. Denning (8)	2,117,645	—	12.5	—	2.1
Michael R. Klein (9)	8,381	—	*	—	*
Delbert C. Staley	24,000	—	*	—	*
All executive officers, directors and nominees as a group (10 persons) (10)	4,195,760	8,346,029	23.5	100.0	86.5
Entities affiliated with General Atlantic Partners, LLC (8)	2,117,645	—	12.5	—	2.1

*	Less than 1%.
(1)	The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after September 24, 2003 through the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.
(2)	Includes 27,365 shares of Class A Common Stock issuable upon exercise of options and 278,001 shares of Class A Common Stock held by a grantor retained annuity trust, of which Dr. Volgenau’s wife is the trustee.
(3)	Includes 88,321 shares of Class A Common Stock issuable upon exercise of options.
(4)	Includes 121,279 shares of Class A Common Stock issuable upon exercise of options and 400 shares of Class A Common Stock held by children of Mr. Hughes.
(5)	Includes 354,074 shares of Class A Common Stock issuable upon exercise of options.
(6)	Includes 182,874 shares of Class A Common Stock issuable upon exercise of options and 42,755 shares of Class A Common Stock issuable upon exercise of options held by a grantor retained annuity trust, of which Mr. Legasey’s wife is the trustee.
(7)	Includes 52,805 shares of Class A Common Stock issuable upon exercise of options and 326,971 shares of Class A Common Stock held by grantor retained annuity trusts, of which Mr. Brehm’s wife is the trustee.

(8)	Consists of the following shares held by the following entities: 1,740,441 shares held by General Atlantic Partners 75, L.P. (“GAP 75”), 236,329 shares held by GAP Coinvestment Partners II, L.P. (“GAPCO II”), 137,408 shares held by GapStar, LLC (“GapStar”), and 3,467 shares held by GAPCO GmbH & Co. KG (“GAPCO KG”). General Atlantic Partners, LLC (“GAP LLC”) is the general partner of GAP 75 and the sole member of GapStar. The managing members of GAP LLC (other than Klaus Esser) are also the general partners of GAPCO II. Steven A. Denning is a managing member of GAP LLC and a general partner of GAPCO II. The general partner of GAPCO KG is GAPCO Management GmbH (“Management GmbH” and together with GAP 75, GAPCO II, GapStar, GAPCO KG and GAP LLC, the “GAP Group”). Mr. Denning is a Managing Director and a shareholder of Management GmbH. The GAP Group is a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. Mr. Denning disclaims beneficial ownership of the shares held by the General Atlantic entities GAP 75, GAPCO II, GapStar and GAPCO KG, except to the extent of his pecuniary interest therein. Mr. Denning has no pecuniary interest in the shares held by GAPCO KG. The address of Mr. Denning, GAP 75, GAPCO II, GapStar and GAP LLC is c/o General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, CT 06830. The address of GAPCO KG and Management GmbH is c/o General Atlantic Partners GmbH, Koenigsallee 62, 40212 Duesseldorf, Germany.
(9)	Consists of 8,381 shares of Class A Common Stock issuable upon exercise of options.
(10)	Includes 1,482,826 shares of Class A Common Stock issuable upon exercise of options described in notes (2), (3), (4), (5), (6), (7), and (9) above and the shares held in grantor retained annuity trusts described in notes (2) and (7) above.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation (the “Charter”) provides that the Board of Directors is classified into three classes (designated as Class I directors, Class II directors and Class III directors), with members of each class holding office for staggered three-year terms. There are currently two Class I directors, whose terms expire at the 2005 Annual Meeting of Stockholders, two Class II directors, whose terms expire at the Annual Meeting, and two Class III directors, whose terms expire at the 2004 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation, or removal). In addition, the Board of Directors has recently expanded the size of the Board of Directors to include one additional Class II director, bringing the total number of directors to seven. Pursuant to the Company’s Charter, the vacancy created by this enlargement of the Board of Directors must be filled by the Board of Directors itself. Accordingly, the Board of Directors has provided that Edward E. Legasey will take office as a Class II director immediately prior to the Annual Meeting. Mr. Legasey’s initial term as a Class II director will expire immediately thereafter at the Annual Meeting, and he will be subject to re-election by the stockholders of the Company at the Annual Meeting.

The persons named in the enclosed proxy will vote to elect as Class II directors the three nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Two of the nominees, Messrs. Brehm and Staley, are presently Class II directors of the Company, and the third, Mr. Legasey, will first become a Class II director immediately prior to the Annual Meeting as discussed above. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Each Class II director will be elected to hold office until the 2006 Annual Meeting of Stockholders (subject to the election and qualification of his successor and to his earlier death, resignation, or removal).

NOMINATION OF CLASS II DIRECTORS

Set forth below, for each nominee for Class II director, are his name, his age as of September 24, 2003, his positions with the Company, his principal occupation and business experience during the past five years, and the year of the commencement of his term as a director of the Company:

WILLIAM K. BREHM is 74 years old and has served on the Company’s Board of Directors since 1978 and has been the Company’s chairman since 1980. From 1977 to 1980, he served as executive vice president and director of Computer Network Corporation, a computer systems company based in Washington, D.C. Mr. Brehm served as Assistant Secretary of Defense from 1973 to 1977. He was vice president for corporate development of Dart Industries, a consumer products company, from 1971 to 1973. He also served as Assistant Secretary of the Army from 1968 to 1970, following four years of service on the staff of the Secretary of Defense.

EDWARD E. LEGASEY is 58 years old and has served as the Company’s executive vice president since March 1989 and chief operating officer since July 1997. Mr. Legasey served as senior vice president and general manager for program operations from August 1985 to March 1989 and as vice president from the Company’s inception to August 1985. He served at the U.S. Nuclear Regulatory Commission from 1976 to 1978 and was an officer in the U.S. Air Force from 1967 to 1976 with responsibilities for development of logistics information systems and software testing and evaluation.

DELBERT C. STALEY is 79 years old and has served on the Company’s Board of Directors since October 1996. Mr. Staley served as the chairman and chief executive officer of NYNEX Corporation, a telecommunications company, from 1983 until his retirement in 1989.

Board Recommendation

The Board of Directors recommends a vote FOR the election of the nominees named above.

INCUMBENT DIRECTORS

Set forth below, for each incumbent director, are his name, his age as of September 24, 2003, his positions with the Company, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the Company:

Incumbent Class I Directors

JOHN W. BARTER is 56 years old and has served on the Company’s Board of Directors since April 2003. From 1988 to 1994 he was senior vice president and chief financial officer of AlliedSignal, Inc., now known as Honeywell International, Inc., an advanced technology and manufacturing company. From October 1994 until his retirement in December 1997, Mr. Barter was executive vice president of AlliedSignal, Inc. and President of AlliedSignal Automotive. After retiring from AlliedSignal, Inc., Mr. Barter served briefly as chief financial officer of Kestrel Solutions, Inc., a privately-owned early stage company established to develop and bring to market a new product in the telecommunications industry, from January 2000 to May 2001. Kestrel filed a voluntary petition for bankruptcy protection in October 2002. Mr. Barter also serves on the board of directors of Bottomline Technologies, Inc., a financial resources management software company, and BMC Software, Inc., an independent systems software vendor, and SSA Global Technologies Inc., a developer of Enterprise Resources Planning and related software.

STEVEN A. DENNING is 55 years old and has served on the Company’s Board of Directors since April 2002. Mr. Denning is the executive managing member of General Atlantic Partners, LLC, a private equity investment firm focused exclusively on information technology, communications and media investments on a global basis. He has been with General Atlantic or its predecessor since 1980. Mr. Denning is a director of Exult, Inc., a human resources outsourcing company, Eclipsys Corporation, a healthcare information technology company, The Thomson Corporation, a provider of integrated information solutions to business and professional customers, and one private information technology company in which investment entities affiliated with General Atlantic are investors.

Incumbent Class III Directors

ERNST VOLGENAU, the Company’s founder, is 70 years old and has served as the Company’s president, chief executive officer, and a director since the Company’s inception in 1978. From 1976 to 1978, he served as the director of inspection and enforcement for the U.S. Nuclear Regulatory Commission. Dr. Volgenau retired from active duty with the U.S. Air Force as Colonel in 1976. His military service included positions in the Office of the Secretary of Defense and as director of data automation for the Air Force Logistics Command.

MICHAEL R. KLEIN is 61 years old and has served on the Company’s Board of Directors since December 1998. He has been a partner of Wilmer, Cutler & Pickering, a law firm based in Washington, D.C., since 1974. Mr. Klein co-founded and currently serves as chairman of the board of directors of CoStar Group, Inc., a provider of electronic commercial real estate information, and currently serves as vice chairman of Perini Corporation, a civil engineering and building construction company.

BOARD AND COMMITTEE MEETINGS

The Board of Directors has a Compensation Committee, currently composed of Messrs. Denning, Klein and Staley. The Compensation Committee reviews the compensation of the Chief Executive Officer, the Chairman of the Board of Directors, and other executives and administers the Company’s incentive compensation plans. In addition, the Compensation Committee consults with management regarding the Company’s employee benefit plans and compensation policies and practices. The Compensation Committee met one time during fiscal 2003.

The Board of Directors also has an Audit Committee, currently composed of Messrs. Staley, Barter, and Denning. Each of the Audit Committee members is financially literate and independent, as defined in the applicable rules of the New York Stock Exchange. The Board of Directors has determined that Mr. Barter qualifies as an “Audit Committee Financial Expert” as defined by the rules of the Securities and Exchange Commission. The Audit Committee reviews the integrity of the Company’s financial statements and related public disclosures, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. The Audit Committee also reviews such other matters with respect to the Company’s accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee met four times during fiscal 2003.

The Board of Directors also has a Governance Committee, currently composed of Messrs. Klein, Denning, and Staley. The Governance Committee recommends corporate governance principles to the full Board of Directors, oversees the evaluation of the Board of Directors and senior management team, and oversees the Company’s management transition planning. The Governance Committee also oversees the recruitment of new Board members and recommends to the Board the persons to be nominated by the Board for election as directors at annual meetings. In addition, the Governance Committee makes recommendations regarding director compensation to the full Board of Directors. The Governance Committee’s charter is attached to this proxy statement as Appendix C. The Governance Committee held no formal meetings during fiscal 2003. In exercising its responsibilities for nominating candidates for election as directors, the Governance Committee will consider persons recommended by stockholders. Stockholder recommendations should be submitted to the Secretary of the Company at 4350 Fair Lakes Court, Fairfax, VA 22033, and they will be forwarded to the Governance Committee members for consideration.

All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served during fiscal 2003, except for Mr. Klein, who attended 68% of such meetings.

DIRECTOR COMPENSATION

Pursuant to the Company’s compensation plan for non-employee directors, the Company pays each non-employee director $24,000 per year, $2,000 for each board meeting attended, $2,000 for each committee meeting attended, and $1,000 for teleconference committee meetings. Committee meeting fees are only paid for meetings held on a date different from a Board meeting. Board committee chairs are paid an extra annual retainer of $2,400. The Company may, in its discretion, grant stock options and other equity awards to non-employee directors from time to time pursuant to stock incentive plans.

In April 2003, the Board of Directors approved the grant of options to purchase the following number of shares of Class A Common Stock to the non-employee directors under the Company’s 2002 Stock Incentive Plan: John W. Barter (20,000 shares); Steven A. Denning (20,000 shares); Michael R. Klein (10,000 shares); and Delbert C. Staley (10,000 shares). These options were granted on August 7, 2003, at an exercise price of $33.59 per share. The options vest at the rate of 25% per year over four years, beginning on the date of grant. The options expire on August 7, 2013.

EXECUTIVE OFFICERS

Set forth below, for each executive officer other than Dr. Volgenau and Mr. Legasey, are his name, his age as of September 24, 2003, his positions with the Company, and his principal occupation and business experience during the past five years:

RENATO A. DIPENTIMA is 62 years old and has served as senior vice president and president of the Company’s consulting and systems integration division since the division’s formation in January 2001. From July 1997 to January 2001, he served as president of the Company’s government sector, overseeing government business, projects, and contracts. From July 1995 to July 1997, Dr. DiPentima served as vice president and as the Company’s chief information officer. Prior to joining the Company, Dr. DiPentima held several senior management positions in the federal government, most recently serving as deputy commissioner for systems at the Social Security Administration, from May 1990 to June 1995.

STEPHEN C. HUGHES is 47 years old and has served as the Company’s chief financial officer since March 1996 and as senior vice president, finance and accounting since 1993. From March 1989 to May 1993, he was the Company’s vice president of finance; from April 1986 to March 1989, he served as the Company’s comptroller; and from 1984 to 1986, he served as the Company’s manager of accounting. Mr. Hughes practiced in the computer audit and tax groups of Coopers and Lybrand, which is now a part of PricewaterhouseCoopers LLP, from 1983 to 1984.

BARRY S. LANDEW is 45 years old and has served as the Company’s senior vice president for corporate development since May 1993 and the Company’s vice president for corporate development from 1989 through April 1993. In April 2000, Mr. Landew was also named president of SRA Ventures where he led the Company’s efforts to develop its intellectual property, including creating new companies targeted at commercial markets. From 1980 to 1989, he served in various positions with the Company, including software engineer, program manager, and the head of the Company’s proposal development unit.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the total compensation paid or accrued for the last three fiscal years for the Company’s Chief Executive Officer and its four other executive officers (together, the “Named Executive Officers”):

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation		Long-Term Compensation	All Other Compensation
		Salary	Bonus	Securities Underlying Options(1)
Ernst Volgenau	2003	$340,000	$392,846	24,020	$152,437	(2)
President and Chief Executive Officer	2002	311,000	337,595	—	458,890	(2)
	2001	311,000	195,797	10,405	458,725	(2)

Edward E. Legasey	2003	294,000	342,929	30,020	2,090	(3)
Executive Vice President and Chief	2002	280,000	305,444	—	19,690	(3)
Operating Officer	2001	280,000	174,942	10,405	19,525	(3)

Renato A. DiPentima	2003	270,000	323,052	29,130	2,090	(4)
Senior Vice President and President	2002	250,000	280,946	29,411	2,090	(4)
SRA Consulting & Systems Integration	2001	245,000	240,688	21,688	1,925	(4)

Stephen C. Hughes	2003	225,000	218,447	35,330	2,090	(4)
Senior Vice President and Chief	2002	210,000	185,376	—	2,090	(4)
Financial Officer	2001	185,000	142,731	18,211	1,925	(4)

Barry S. Landew	2003	225,000	219,975	17,750	2,090	(4)
Senior Vice President for Corporate	2002	225,000	152,799	—	2,090	(4)
Development	2001	180,000	166,530	16,605	1,925	(4)

(1)	Represents options to acquire shares of Class A Common Stock.
(2)	Includes premiums of $150,347 in fiscal 2003 and $456,800 in fiscal 2002 and fiscal 2001 paid on term life insurance on the life of the executive paid by the Company. The Company is the sole beneficiary of these policies, and is obligated to use the proceeds of the policies to repurchase shares of Dr. Volgenau’s Common Stock upon his death. In September 2002, pursuant to a letter agreement amending the Second Amended and Restated Stock Purchase Agreement between the Company and Dr. Volgenau, the Company reduced the amount of insurance on Dr. Volgenau’s life to $10,000,000. The corresponding annual premium is now $53,200. Also includes 401(k) matching contributions of $2,090 in fiscal 2003 and fiscal 2002 and $1,925 in fiscal 2001, paid on behalf of the executive.
(3)	Includes a premium of $17,600 of term life insurance on the life of the executive paid by the Company in fiscal 2002 and fiscal 2001. The policy was cancelled on May 21, 2002. Also includes 401(k) matching contributions of $2,090 in fiscal 2003 and fiscal 2002, and $1,925 in fiscal 2001.
(4)	Represents 401(k) matching contributions of $2,090 in fiscal 2003 and fiscal 2002, and $1,925 in fiscal 2001, paid on behalf of the executive.

Stock Options

The table below contains information relating to stock options granted to the Named Executive Officers during fiscal 2003.

Option Grants in the Last Fiscal Year

Name	Individual Grants				Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)(3)	Percent of Total Options Granted to Employees in Fiscal Year 2003	Exercise Price Per Share	Expiration Date	5%	10%
Ernst Volgenau	24,020	2.2%	$24.80	8/15/2017	$642,713	$1,892,674
Edward E. Legasey	30,020	2.8	24.80	8/15/2017	803,258	2,365,449
Renato A. DiPentima	29,130	2.7	24.80	8/15/2017	779,444	2,295,320
Stephen C. Hughes	35,330	3.3	24.80	8/15/2017	945,340	2,783,854
Barry S. Landew	17,750	1.7	24.80	8/15/2017	474,944	1,398,625

(1)	Represents shares of Class A Common Stock.
(2)	The potential realizable value is calculated based on the term of the option at the time of grant. Assumed rates of stock price appreciation of 5% and 10% are prescribed by rules of the Securities and Exchange Commission and do not represent the Company’s prediction of the Company’s stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the grant price of $24.80 per share appreciates at the indicated rate for the entire 15-year term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.
(3)	These options vest at a rate of 25% per year on each of August 15, 2003, 2004, 2005 and 2006.

Option Exercises and Year-End Option Values

The following table sets forth certain information concerning option exercises by the Named Executive Officers in fiscal 2003 and the number and value of unexercised options held by each of the Named Executive Officers on June 30, 2003.

Aggregate Option Exercises in Fiscal Year 2003 and Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise(1)	Value Realized(2)	Number of Securities Underlying Unexercised Options at Fiscal Year-End			Value of Unexercised In-the-Money Options at Fiscal Year-End(3)
			Exercisable		Unexercisable	Exercisable		Unexercisable
Ernst Volgenau	306,484	$7,892,619	21,360		36,613	$501,446		$461,215
Edward E. Legasey	78,250	2,135,035	218,124	(4)	42,613	5,841,155	(4)	504,415
Renato A. DiPentima	125,000	2,530,340	81,037		78,187	1,990,434		1,318,574
Stephen C. Hughes	55,000	1,453,700	112,445		60,393	2,763,795		840,497
Barry S. Landew	30,000	834,715	349,635		35,870	10,381,628		552,564

(1)	Represents shares of Class A Common Stock.
(2)	Represents the difference between the exercise prices and the fair market value per share of the Class A Common Stock at the date of exercise.
(3)	Represents the difference between the exercise price and $32.00, which was the last sale price of the Class A Common Stock as reported on the New York Stock Exchange on June 30, 2003, the last trading day of fiscal 2003.
(4)	Includes 42,755 options that are held by a grantor retained annuity trust. The in-the-money value of these options was $1,343,099 as of June 30, 2003.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of June 30, 2003:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities to be issued upon exercise of outstanding options, warrants and rights)(1)
Equity compensation plans approved by security holders	4,175,222	$11.06	2,486,326	(2)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	4,175,222	$11.06	2,486,326	(2)

(1)	In addition to being available for future issuance upon exercise of options that may be granted after June 30, 2003, 2,486,326 shares under the 2002 Stock Incentive Plan may instead be issued in the form of restricted stock or other equity-based awards.
(2)	Consists of shares issuable under the Company’s 2002 Stock Incentive Plan. Under the terms of the 2002 Stock Incentive Plan, the number of shares available for issuance is automatically increased every July 1 beginning with fiscal year 2004 and ending with fiscal year 2012 by an amount equal to the lesser of (i) 1,176,470 shares of Class A Common Stock, (ii) 3% of the outstanding shares of Class A Common Stock and Class B Common Stock on such date or (iii) an amount determined by the Company’s Board of Directors. On July 1, 2003, an additional 751,252 shares of Class A Common Stock were reserved for issuance under the terms of the 2002 Plan.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Life insurance policies and stock purchase agreement with chief executive officer

Pursuant to a stock purchase agreement with Dr. Volgenau, the Company is obligated to use the proceeds of term life insurance that it maintains on his life to repurchase his shares of Common Stock upon his death. Under the stock purchase agreement, the purchase price per share for this purchase is the fair market value of the stock. Prior to the Company’s initial public offering in May 2002, the agreement did not obligate the Company to maintain any specified level of insurance. From June 2000 until September 26, 2002, the Company maintained policies having an aggregate value of $80,000,000 on the life of Dr. Volgenau, with aggregate annual premiums of $456,800. The Company has been the sole beneficiary of these policies since their inception. On May 19, 2002, the Company amended the purchase agreement with Dr. Volgenau to provide that the Company would be obligated following the Company’s initial public offering to maintain these life insurance policies through 2010. The purchase agreement was further amended on September 26, 2002, to reduce the amount of coverage from $80,000,000 to $10,000,000, with premiums for the $10,000,000 policy being $53,200 per year. These premiums are fixed until 2010. The Company also agreed that, should these policies cease to be available before 2010, the Company will purchase and maintain life insurance policies providing the maximum coverage for the remainder of that period that can be purchased with the same overall annual premiums.

Policy on Future Transactions

For all future transactions, the Board of Directors has adopted a policy that all transactions between the Company and its officers, directors, principal stockholders and their affiliates must (i) be approved by a majority of the disinterested members of the Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The Compensation Committee sets the compensation packages for each of the Company’s executive officers (Messrs. Volgenau, Legasey, DiPentima, Hughes, and Landew), and the Chairman of the Board of Directors. In addition, the Committee reviews and approves salaries for the remainder of the Company’s officers, target cash and equity incentive compensation pools for all employee groups, performance goals for the Company and its major operating units, cash and equity incentive compensation payouts according to performance plans, and general compensation policies. The Committee is composed of three members, all of whom are non-employee directors.

During fiscal 2003, the Compensation Committee recommended adoption of a charter fixing its composition, duties, and responsibilities. The Board of Directors adopted the charter recommended by the Compensation Committee. The charter of the Compensation Committee is attached to this proxy statement as Appendix B.

Executive Compensation Philosophy

The Company’s executive compensation program is based on several principles:

•	Meritocracy: The Company pays above average incentives for outstanding performance and low or no incentives for poor performance.

•	Fairness: The Company measures people against what they are asked to do; if their assignment changes, so is how they are measured.

•	Clarity: Goals and computational methods are clear and are communicated in written performance plans.

•	Unity of Effort: While each individual has goals that are tied to his or her performance, everyone is evaluated to some extent on the Company’s overall performance. The executive officers’ performance assessment is tied primarily to the Company’s overall performance.

Components of Compensation

The three major components of the Company’s executive officer compensation are (i) base salary, (ii) annual incentive awards in the form of cash bonuses, and (iii) long-term, equity-based incentive awards.

We set base salaries for executives using market compensation data based on companies that we believe are comparable to the Company. We use as a base salary benchmark the salary data representing the 50th percentile. We set total target cash compensation (base salary plus target bonus) at the 75th percentile. The difference between an executive’s total cash target and base salary represents his or her cash bonus target.

The actual cash bonus earned by each executive officer is determined at the end of each fiscal year based on the degree to which the specified goals we have established at the beginning of the year for the executive have been met or exceeded. For each of the executive officers, these goals include Company-wide financial performance measures. In some cases, we also establish individual goals for the executive, typically involving the performance of a business unit or function managed by him or her.

We also use stock-based compensation to the executive officers as a way of aligning management’s interests with those of the stockholders. Like bonuses, stock option awards are determined for each executive officer at the end of each fiscal year based on the goals established at the beginning of the year. Stock option grants reflect a “constant value” approach. That is, we focus on the face value of the grant, not the number of options, in determining the option grant to the executive. This has the effect of reducing the average size of awards over time if the share price increases. The Company generally grants non-qualified stock options, which provide the company a tax deduction in the year of exercise. Options typically vest in equal increments over a four-year period.

Chief Executive Officer Compensation

Ernst Volgenau has served as the Company’s President and Chief Executive Officer since its inception. Dr. Volgenau’s base salary, cash bonus target, and total cash target for fiscal 2003 were increased approximately 9.5% over fiscal 2002. The total cash bonus earned by and paid to Dr. Volgenau in fiscal 2003 was higher than fiscal 2002 due in part to the increased cash bonus target, as well as improved company performance. The cash bonus awarded Dr. Volgenau for fiscal 2003 and fiscal 2002 was based entirely on actual Company performance measured against targets for revenue and profitability established at the beginning of the year. The Committee believes that the size and mix of Dr. Volgenau’s total compensation is consistent with the size and mix of compensation provided to chief executive officers of comparable companies.

Compliance with Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the 2002 Stock Incentive Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Compensation Committee

Steven A. Denning (Chairman)

Michael R. Klein

Delbert C. Staley

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors is composed of three members and acts under a written charter. A copy of this charter, which was revised during fiscal 2003, is attached to this proxy statement as Appendix A. The members of the Audit Committee are independent, financially literate members of the Board of Directors, as defined by its charter and the rules of the New York Stock Exchange. Mr. Barter has accounting or related financial management experience within the meaning of the rules of the New York Stock Exchange. The Audit Committee held four meetings during the fiscal year ended June 30, 2003.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended June 30, 2003 and discussed these financial statements with the Company’s management. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting, financial and auditing personnel and the independent auditors, the following:

•	the independent auditors’ report on each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel, and Audit Committee Charter.

Management represented to the Audit Committee that the Company’s financial statements had been prepared in accordance with generally accepted accounting principles.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Deloitte & Touche LLP, the Company’s independent auditors. SAS 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant, unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services to the Company is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

Audit Committee

Delbert C. Staley (Chairman)

John W. Barter

Steven A. Denning

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company established its current compensation committee structure in March 2002. No members of the Compensation Committee are officers or employees of the Company or any of its subsidiaries. Prior to March 2002, two of the three members of the Company’s Compensation Committee, Dr. Volgenau and Mr. Brehm, were during that period officers or employees of the Company. No interlocking relationships exist between the Board of Directors, or Compensation Committee and the Board of Directors or compensation committee of any other company.

COMPARATIVE STOCK PERFORMANCE

The following graph compares the cumulative total stockholder return on the Class A Common Stock of the Company from May 24, 2002 (the first trading date following the Company’s initial public offering) to June 30, 2003 with the cumulative total return of (i) the Russell 2000 stock index and (ii) the services sector index of the Goldman Sachs Technology Index (the GSTI services index). This graph assumes the investment of $100.00 on May 24, 2002 in the Company’s Class A Common Stock, the Russell 2000 stock index, and the GSTI services index, and assumes any dividends are reinvested. The historical information set forth below is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG SRA INTERNATIONAL, INC.,

RUSSELL 2000 STOCK INDEX AND GSTI SERVICES INDEX

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

A trust controlled by William K. Brehm converted 60,000 Class B shares to Class A shares on November 20 and on November 26, 2002 in connection with a charitable gift of such shares. These conversions were reported late on a Form 4 filed on December 18, 2002. Based solely on a review of the forms submitted to the Company, the Company is not aware of any other failure during fiscal 2003 by its officers, directors or holders of 10% of the Company’s Class A Common Stock to comply in a timely manner with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934.

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors, which includes all of the members of the Audit Committee, has selected the firm of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year. Deloitte & Touche LLP has served as the Company’s independent auditors since March 2002. Although stockholder approval of the Board of Directors’ selection of Deloitte & Touche LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of Deloitte & Touche LLP.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

CHANGE OF INDEPENDENT PUBLIC ACCOUNTANTS

In March 2002, the Company dismissed its independent public accountants, Arthur Andersen LLP, and retained Deloitte & Touche LLP to act as its independent auditors. Arthur Andersen LLP had been the Company’s independent public accountants since 1984. In connection with Arthur Andersen LLP’s audit of the consolidated financial statements for the fiscal years 1999, 2000, and 2001, and in connection with the subsequent period up to their dismissal, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, nor any reportable events. Arthur Andersen LLP’s report on the Company’s consolidated financial statements for the fiscal years ended June 30, 1999, 2000, and 2001 contained no adverse opinion or disclaimer of opinion and was not modified or qualified as to uncertainty, audit scope or accounting principles. The decision to change auditors was unanimously approved by the Board of Directors, including all of the members of the Audit Committee. Prior to the dismissal of Arthur Andersen LLP, the Company had not consulted with Deloitte & Touche LLP on any accounting matters. The Company has provided Arthur Andersen LLP and Deloitte & Touch LLP with a copy of the disclosure contained in this section of the proxy statement. The Company’s consolidated financial statements for the fiscal years ended June 30, 1999, 2000, 2001, 2002 and 2003, have been audited by Deloitte & Touche LLP.

AUDIT FEES

Deloitte & Touche LLP billed the Company an aggregate of $169,549 for professional services rendered in connection with the audit of the Company’s financial statements for the most recent fiscal year and review of financial statements for quarterly periods within that fiscal year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

Deloitte & Touche LLP did not provide services in connection with financial information systems design, implementation, the operation of the Company’s information system or the management of its local area network.

ALL OTHER FEES

Deloitte & Touche LLP billed the Company an aggregate of $247,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended June 30, 2003 related to registration statements connected with the Company’s follow-on public offering in June 2003, $179,323 in fees for tax related services, and $18,810 in fees for audits of employees benefit plans.

The Audit Committee of the Board of Directors believes that the provision of these services by Deloitte & Touche LLP is compatible with maintaining such auditor’s independence.

LEASED EMPLOYEES

The Company has been informed by Deloitte & Touche LLP that no work was performed by persons other than full-time, permanent employees of Deloitte & Touche on the Deloitte & Touche LLP engagement to audit the Company’s financial statements for the most recent fiscal year.

Board Recommendation

The Board of Directors recommends a vote FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year.

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Pursuant to Securities Exchange Act Rule 14a-8(e), proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company at its principal office at 4350 Fair Lakes Court, Fairfax, Virginia 22033, not later than June 10, 2004 for inclusion in the proxy statement for that meeting.

Under the Company’s Amended and Restated By-laws, proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders (other than matters included in the Company’s proxy statement pursuant to Rule 14a-8(e)) must be received by the Secretary of the Company at its principal office in Fairfax, Virginia (i) not later than 60 days nor earlier than 90 days prior to the first anniversary of the 2003 Annual Meeting or (ii) if the date of the 2004 Annual Meeting is advanced by more than 20 days or delayed by more than 60 days from the first anniversary of the 2003 Annual Meeting, (a) not earlier than the 90th day prior to the 2004 Annual Meeting and (b) not later than the later of the 60th day prior to the 2004 Annual Meeting and the 10th day following the day notice of the date of the 2004 Annual Meeting was mailed or public disclosure of that date was made, whichever first occurs. A copy of the Company’s Amended and Restated By-laws may be obtained from the Secretary of the Company.

By Order of the Board of Directors,

Stephen C. Hughes, Secretary

October 10, 2003

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

AUDIT COMMITTEE CHARTER

SRA INTERNATIONAL, INC.

A.    Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements and related public disclosures;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors;

and to prepare the report required by the SEC’s proxy rules to be included in the Company’s annual proxy statement.

B.    Structure and Membership

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable rules of the New York Stock Exchange, each member of the Audit Committee shall be independent as defined by such rules.

3.	Financial Literacy. Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than a retainer or fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual proxy statement), no member of the Audit Committee may serve on the audit committee of more than two other public companies. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.    Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. At least annually, the Audit Committee shall assess the independent auditor’s independence. In connection with this assessment, the Audit Committee shall obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor. Annually, the Audit Committee shall consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent audit firm.

3.	Quality-Control Report. At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

•	the firm’s internal quality-control procedures; and

•	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

4.	Compensation. The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

5.	Preapproval of Services. The Audit Committee shall preapprove all services (audit, review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable NYSE and SEC rules.

6.	Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate:

•	receive and consider the reports required to be made by the independent auditor regarding:

-	critical accounting policies and practices;

-	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

-	other material written communications between the independent auditor and Company management.

•	review with the independent auditor:

-	any audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;

-	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

-	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

-	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

-	any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); and

-	any communications between the audit team and the audit form’s national office respecting auditing or accounting issues presented by the engagement.

Audited Financial Statements

7.	Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

8.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

9.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

10.	Earnings Release and Other Financial Information. The Audit Committee shall discuss generally the types of information to be disclosed in the Company’s earnings press releases, as well as in financial information and earnings guidance provided to analysts, rating agencies and others.

11.	Quarterly Financial Statements. The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures

12.	Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal controls over financial reporting, the Company’s disclosure controls and procedures and the Company’s code of business conduct and ethics. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

13.	Internal Audit Function. The Audit Committee shall coordinate the Board of Directors’ oversight of the performance of the Company’s internal audit function. This coordination should include seeking input from the independent auditor with respect to the internal audit function’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

14.	Risk Management. The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Audit Committee should discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

15.	Hiring Policies. The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company’s independent auditors.

16.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

17.	Evaluation of Financial Management. The Audit Committee shall coordinate with the Governance Committee the evaluation of the Company’s financial management personnel.

18.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.    Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors. The Audit Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.	Written Affirmation to NYSE. On an annual basis, no later than one month after the Annual Meeting of Stockholders, and after each change in the composition of the Audit Committee, the Audit Committee shall direct the Company to prepare and provide to the NYSE such written confirmations regarding the membership and operation of the Audit Committee as the NYSE rules require.

6.	Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

7.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

8.	Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

9.	Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance. The Chairman of the Audit Committee, together with the Chairman of the Board and the Chief Executive Officer, shall determine the form and nature of the annual self-evaluation.

APPENDIX B

COMPENSATION COMMITTEE CHARTER

SRA INTERNATIONAL, INC.

A.    Purpose

The purpose of the Compensation Committee is to assist the Board of Directors’ oversight of:

•	the compensation of the Chief Executive Officer, the Chairman of the Board of Directors, and other executives, and

•	the Company’s incentive compensation plans.

B.    Structure and Membership

1.	Number. The Compensation Committee shall consist of at least two members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable rules of the New York Stock Exchange, each member of the Compensation Committee shall be an “independent director” as defined by the applicable rules of the New York Stock Exchange.

3.	Chair. Unless the Board of Directors elects a Chair of the Compensation Committee, the Compensation Committee shall elect a Chair by majority vote.

4.	Compensation. The compensation of Compensation Committee members shall be determined by the Board of Directors.

5.	Selection and Removal. Members of the Compensation Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Compensation Committee from such committee, with or without cause.

C.    Authority and Responsibilities

General

The Compensation Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management, in accordance with its business judgment.

Compensation Matters

1.	CEO Compensation. The Compensation Committee shall, in conjunction with the Governance Committee, annually review and approve corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (the “CEO”), evaluate the CEO’s performance in light of those goals and objectives, and have sole authority to determine the CEO’s compensation level based on this evaluation.

2.	Board Chair Compensation. The Compensation Committee shall annually review and approve the compensation of the Chairman of the Board.

3.	Executive Officer Compensation. The Compensation Committee shall periodically review and approve, or (with respect to compensation of executive officers other than the CEO) make recommendations to the Board of Directors with respect to, executive officer compensation, including salary and bonus levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits and other forms of executive officer compensation.

4.	Plan Recommendations and Approvals. The Compensation Committee shall periodically review and make recommendations to the Board of Directors with respect to incentive-compensation plans, including equity-based plans. In addition to any recommendation provided by the Compensation Committee to the full Board of Directors, the Compensation Committee shall approve all equity compensation grants, plans and amendments.

5.	Incentive Plan Administration. The Compensation Committee shall exercise all rights, authority and functions of the Board of Directors under all of the Company’s stock option, stock incentive, employee stock purchase and other equity-based plans, including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder; provided, however, that, except as otherwise expressly authorized to do so by a plan or resolution of the Board of Directors, the Compensation Committee shall not be authorized to amend any such plan. To the extent permitted by applicable law and the provisions of a given equity-based plan, and consistent with the requirements of applicable law and such equity-based plan, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such equity-based plan to employees or officers of the Company or any subsidiary of the Company.

6.	Compensation Committee Report on Executive Compensation. The Compensation Committee shall annually prepare for inclusion in the appropriate filing with the Securities and Exchange Commission the report described in Item 402(k) of Regulation S-K.

7.	Compensation Committee Report on Repricing of Options/SARs. If during the last fiscal year of the Company (while the Company was a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”)), any adjustment or amendment was made to the exercise price of any stock option or stock appreciation right previously awarded to a “named executive officer” (as such term is defined from time to time in Item 402(a)(3) of Regulation S-K), the Compensation Committee shall furnish the report required by Item 402(i) of Regulation S-K.

8.	Additional Powers. The Compensation Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.    Procedures and Administration

1.	Meetings. The Compensation Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Compensation Committee may also act by unanimous written consent in lieu of a meeting. The Compensation Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.

3.	Reports to Board. The Compensation Committee shall report regularly to the Board of Directors.

4.	Charter. The Compensation Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.	Consulting Arrangements. The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to commission compensation surveys or studies as the need arises. The Compensation Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such consultants as established by the Compensation Committee.

6.	Independent Advisors. The Compensation Committee shall have the authority, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Compensation Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Compensation Committee.

7.	Investigations. The Compensation Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Compensation Committee or any advisors engaged by the Compensation Committee.

8.	Annual Self-Evaluation. At least annually, the Compensation Committee shall evaluate its own performance. The Chairman of the Compensation Committee, together with the Chairman of the Board and the Chief Executive Officer, shall determine the form and nature of the annual self-evaluation.

APPENDIX C

GOVERNANCE COMMITTEE CHARTER

SRA INTERNATIONAL, INC.

A.    Overall Responsibilities

The Governance Committee shall:

•	Develop and recommend Governance Policies to the Board of Directors;

•	Recommend Director qualifications criteria and individuals qualified to become Board members;

•	Oversee the Board recruitment process, including the retention and oversight of search firms;

•	Recommend to the Board Director candidates for election and re-election to the Board of Directors and nominate the Chairman of the Board;

•	Oversee management transition planning;

•	Ensure that non-management Directors meet regularly in executive session;

•	Oversee the annual evaluation of the Board and senior management team; and

•	Recommend Director compensation to the full Board of Directors.

B.    Structure and Membership

1.	Number. The Governance Committee shall consist of such number of Directors as the Board of Directors shall from time to time determine.

2.	Independence. Except as otherwise permitted by the applicable rules of the New York Stock Exchange, each member of the Governance Committee shall be “independent” as defined by such rules.

3.	Chair. Unless the Board elects a Chair of the Governance Committee, the Committee shall elect a Chair by majority vote.

4.	Compensation. The compensation of Governance Committee members shall be determined by the Board of Directors.

5.	Selection and Removal. Members of the Governance Committee shall be appointed by the Board. The Board of Directors may remove members of the Governance Committee from such Committee, with or without cause.

C.    Authority and Specific Responsibilities

Governance Policies

1.	Governance Policies of the Board of Directors. The Governance Committee shall develop and recommend to the Board of Directors a set of Governance Policies applicable to the Company. The Committee shall, from time to time as it deems appropriate, but at least annually, review and reassess the adequacy of such Governance Policies and recommend any proposed changes to the Board of Directors for approval.

Board and Committee Membership

2.	Selection of Director Nominees. Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate Directors, the Governance Committee shall be responsible for (i) identifying individuals qualified to become Board members and (ii) recommending to the Board the persons to be nominated by the Board for election as Directors at the annual meeting of stockholders and the persons to be elected by the Board of Directors to fill any vacancies on the Board of Directors. The Governance Committee shall also nominate the Chairman of the Board for election by a majority of the Board of Directors.

3.	Criteria for Selecting Directors. The Board’s criteria for selecting Directors shall be set forth in the Governance Policies of the Board of Directors. The Governance Committee shall use such criteria and the principles set forth in such Policies to guide the Director selection process. The Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board of Directors as a whole.

4.	Search Firms. The Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify Director nominees, including sole authority to approve the search firm’s fees and other retention terms. The Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of any search firm engaged by the Governance Committee.

5.	Selection of Committee Members. The Governance Committee may recommend to the Board the Directors to be appointed to each committee of the Board of Directors.

Succession Planning

6.	Succession of Senior Executives. The Governance Committee shall present an annual report to the Board of Directors on succession planning, which shall include transitional Board leadership in the event of an unplanned vacancy. The Committee shall identify, and periodically review and reassess, the qualities and characteristics necessary for an effective Chief Executive Officer, Chief Financial Officer, and other executive officer positions of the Company. With these principles in mind, the Committee should periodically monitor and review the development and progression of potential internal candidates against these standards.

Evaluation of the Board and Management; Board Compensation

7.	Evaluation of the Board. The Governance Committee Chairman shall be responsible for overseeing an annual self-evaluation of the Board of Directors and each Board committee to determine whether the Board and its committees are functioning effectively. The Governance Committee Chairman, together with the Chairman of the Board and Chief Executive Officer, shall determine the nature of the evaluation. The Governance Committee Chairman will supervise the conduct of the evaluation and convey his or her assessment to the Chairman of the Board and Chief Executive Officer. The Governance Committee Chairman shall provide a committee-specific assessment to the Chairman of each Board committee.

8.	Evaluation of Senior Executives. The Governance Committee shall be responsible for overseeing an evaluation of the Company’s senior executives. In conjunction with the Board’s Compensation Committee and, in the case of the evaluation of the senior financial management, the Board’s Audit Committee, the Governance Committee shall (i) determine the nature and frequency of the evaluation, (ii) determine the persons subject to the evaluation, (iii) supervise the conduct of the evaluation and (iv) prepare assessments of the performance of the Company’s senior executives, to be discussed with the Chairman of the Board, the Chief Executive Officer, and the Board periodically.

9.	Board Compensation. The Governance Committee shall be responsible for assessing Director compensation plans at least annually and recommending Director compensation arrangements to the full Board.

D.    Procedures and Administration

1.	Meetings. The Governance Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Committee may also act by unanimous written consent in lieu of a meeting. The Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Governance Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member) as it deems appropriate from time to time under the circumstances.

3.	Reports to the Board. The Governance Committee shall report regularly to the Board of Directors.

4.	Charter. The Governance Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.	Independent Advisors. The Governance Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the reasonable compensation of such advisors as established by the Committee.

6.	Investigations. The Governance Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Governance Committee or any advisors engaged by the Governance Committee.

7.	Annual Self-Evaluation. At least annually, the Governance Committee shall evaluate its own performance. The Chairman of the Governance Committee, together with the Chairman of the Board and the Chief Executive Officer, shall determine the form and nature of the annual self-evaluation.

Annual Meeting of Stockholders

SRA INTERNATIONAL, INC.

November 12, 2003

Please date, sign and mail your

proxy card in the envelope as soon as possible.

¯    Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

		FOR ALL NOMINEES	WITHHELD AUTHORITY FROM ALL NOMINEES
1.	To elect the following three (3) persons to serve as Class II directors (except as noted below) until the Annual Meeting of Stockholders held in 2006 and until their successors are duly elected and qualified.	☐	☐
(See instructions below) .
☐
For all nominees except as noted below.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

Nominees:	m William K. Brehm
m Edward E. Legasey
m Delbert C. Staley

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection by the Board of Directors of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year.	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

TO CHANGE THE ADDRESS ON YOUR ACCOUNT, PLEASE CHECK THE BOX AT RIGHT AND INDICATE YOUR NEW ADDRESS IN THE ADDRESS SPACE ABOVE. PLEASE NOTE THAT CHANGES TO THE REGISTERED NAME(S) ON THE ACCOUNT MAY NOT BE SUBMITTED VIA THIS METHOD.	☐

SIGNATURE OF STOCKHOLDER	DATE:
SIGNATURE OF STOCKHOLDER	DATE:

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

SRA INTERNATIONAL, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

WEDNESDAY, NOVEMBER 12, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the meeting and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Ernst Volgenau and Stephen C. Hughes, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of SRA International, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Hilton McLean Tysons Corner, 7920 Jones Branch Drive, McLean, Virginia 22102, on Wednesday, November 12, 2003, at 9:30 a.m., local time, and at any adjournment thereof (the “Meeting”). The matters set forth below have been proposed by the Company.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)